WORLDCORP

                  EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                 Amendment No. 2 to Amended and Restated Plan


     WHEREAS, WorldCorp, Inc. ("Company") maintains the WorldCorp Employee Savings and Stock Ownership Plan ("Plan") for the benefit of its eligible Employees;

     WHEREAS, it is desirable to amend the Plan to clarify that employees are permitted to roll over amounts received (or to be received) from a prior employers' tax-qualified retirement plan into the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of February 2, 1989 (except as otherwise noted):

     1.   The following definition of "Rollover Contribution" is added to
Section 2:

     Rollover Contributions ... Payments made to the Trust under Section 4A.

     2. The definition of "Salary Deferral Account" in Section 2 is restated to read as follows:

     Salary Deferral Account ..   The Account which reflects a Participant's
                                  interest under the KSOP attributable to
                                  Salary Deferral Contributions and Rollover
                                  Contributions.  See Sections 4A and 6.

     3.   The following Section 4A is added to the Plan after Section 4:

     Section 4A.  Rollover Contributions.

          Subject to such terms and conditions as may be established from time to time by the Committee, an Employee may make a Rollover Contribution to the Trust by delivering such contribution to the Trustee, together with a written certification, if requested by, and satisfactory to, the Committee, that the contribution qualifies as a Rollover Contribution under Section 402(c)(4) or 408(d)(3)(A)(ii) of the Code. As instructed by the Committee, the Trustee may also permit an amount to be transferred to this Plan on behalf of an Employee from another plan qualified under Section 401(a) of the Code. Any such amount shall be treated as a Rollover Contribution.

     4. The following sentence is added after the second sentence in the first paragraph of Section 5(e), effective January 1, 1996 Rollover Contributions made to the Plan on or after January 1, 1996, shall be invested only among such funds offered within the Other Investment Funds.

     5. The first sentence in the first paragraph of Section 6 is restated to read as follows:

          A Salary Deferral Account shall be maintained to reflect the interest of each Participant attributable to Salary Deferral Contributions and Rollover Contributions.

      6. The first sentence in the second paragraph of Section 6 is restated to read as follows:

          The Salary Deferral Account maintained for each Participant will be credited throughout each Plan Year with the Salary Deferral Contributions made on his behalf and Rollover Contributions (if any).

     To record the adoption of this Amendment No. 2 to the amended and restated Plan, the Company has caused it to be executed this _____ day of __________, 1996.

                                WORLDCORP, INC.



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